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                                                                    EXHIBIT 99.1


                                 June 22, 2001

Board of Directors and
Special Committee of the
Board of Directors of
G & L Realty Corp.
439 North Bedford Drive
Beverly Hills, California 90210

    Re: First Amendment to June 5, 2001 Offer (the "Offer") to Purchase Stock or
        Assets of G & L Realty Corp. (the "Company") made by Lyle Weisman,
        Asher Gottesman, Len Fisch and Igor Korbatov (collectively "WGFK")
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Gentlemen:

    The Offer is hereby amended as follows:

    1. The price per share set forth in Paragraph A.1 of the Offer is increased to $15.25 per share;

    2. Section B of the Offer, referencing a purchase of the Company's assets, is deleted from the Offer; and

    3. The expiration date of the offer is extended to 5:00pm, Pacific Time on Friday, July 6, 2001.

Except as indicated above, all other terms and conditions of the Offer remain in effect.
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      If you should have any questions, please do not hesitate to contact
WGFK through our counsel:


      Aaron A. Grunfeld, Esq.
      Resch Polster Alpert & Berger LLP.
      10390 Santa Monica Boulevard
      Los Angeles,  California, 90025-5058
      Phone: (310) 277-8300
      Fax: (310) 552-3209



                                    Very truly yours,

                                    WFGK:

                                    /s/ Lyle Weisman
                                    --------------------------------
                                    Lyle Weisman

                                    /s/ Asher Gottesman
                                    --------------------------------
                                    Asher Gottesman

                                    /s/ Len Fisch
                                    --------------------------------
                                    Len Fisch

                                    /s/ Igor Korbatov
                                    --------------------------------
                                    Igor Korbatov

ACCEPTED:
On behalf of the Members
of the Board of Directors of
the Company:

By:
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   Its:
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